UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd. 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Bristow Group Inc. (the “Company”) was held on August 5, 2015. The matters voted on at the meeting were as stated below.

For the election of directors, all nominees were approved for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld	Broker Non-Vote

Thomas N. Amonett	31,128,543	712,279	851,546

Jonathan E. Baliff	31,587,168	253,654	851,546

Stephen J. Cannon	30,827,468	1,013,354	851,546

Michael A. Flick	31,480,166	360,656	851,546

Lori A. Gobillot	31,237,017	603,805	851,546

Ian A. Godden	31,480,195	360,627	851,546

David C. Gompert	31,506,525	334,297	851,546

Stephen A. King	31,446,485	394,337	851,546

Thomas C. Knudson	30,954,859	885,963	851,546

Mathew Masters	31,237,143	603,679	851,546

Bruce H. Stover	31,237,963	602,859	851,546

Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote

31,034,352	755,966	50,504	851,546

Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2016. The results were as follows:

For	Against	Abstain

30,777,956	1,887,326	27,086

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: August 6, 2015

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